                                                                 Exhibit 10.23

                                    SUBLEASE
     RECITALS
     --------
     Section 1.        Sublease
     Section 2.        Representations and Warranties by Sublandlord
     Section 3.        Condition of the Subleased Premises/Early Access
     Section 4.        Parking/Cafeteria
     Section 5.        Furniture, Partitions, Office Equipment, etc.
     Section 6.        Utilities, Janitorial Services, etc.
     Section 7.        Term
     Section 8.        Rent
     Section 9.        Security Deposit
     Section 10.       Use of Subleased Premises
     Section 11.       Assignment and Subletting
     Section 12.       Sublandlord Improvements
     Section 13.       Subtenant Improvements
     Section 14.       Tenants Obligations Regarding Subleased Premises
     Section 15.       Insurance and Indemnity
     Section 16.       Environmental Obligations
     Section 17.       Eminent Domain
     Section 18.       Other Provisions of Sublease
     Section 19.       Default
     Section 20.       Waiver
     Section 21.       Quiet Enjoyment
     Section 22.       Brokers
     Section 23.       Notices
     Section 24.       Successors and Assigns
     Section 25.       Attornment
     Section 26.       Entry
     Section 27.       Miscellaneous
     Section 28.       Consent by Master Landlord

     EXHIBITS
     --------
     Exhibit A         Master Lease
     Exhibit B         Description of Subleased Premises

     Exhibit C         Cafeteria Rules
     Exhibit D         Time Deposit Assignment

         THIS SUBLEASE ("SUBLEASE") dated as of October 15, 1999, is made by and between MITSUBISHI ELECTRONICS AMERICA, INC., a Delaware Corporation ("SUBLANDLORD"), and SILICON IMAGE, INC., a Delaware Corporation
("SUBTENANT").

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

                                    RECITALS

    A. O'DONNELL, BRIGHAM & PARTNERS/NORTHERN DEVELOPMENTS, a general partnership ("O'DONNELL ET AL."), as landlord, and Sublandlord, as tenant, entered into a lease, dated July 15, 1984 for reference purposes only ("ORIGINAL LEASE"), as amended by the following amendments: Amendment No. 1 of Industrial Lease, dated as of March 9, 1988 ("FIRST AMENDMENT"); Second Amendment to Industrial Lease, made the 31st day of January 1991 ("SECOND AMENDMENT"); Third Amendment to Industrial Lease, made the 27th day of June 1995 ("THIRD AMENDMENT") and Fourth Amendment to Industrial Lease, dated June 4, 1999 for reference purposes only ("FOURTH AMENDMENT"). The Original Lease together with the First, Second, Third and Fourth Amendments are hereinafter collectively referred to as the "MASTER LEASE." A copy of the Master Lease is attached hereto as EXHIBIT A and is incorporated herein by this reference.

    B. Pursuant to Section 4.1 of the Second Amendment, O'DONNELL ET AL. granted to Sublandlord an option to expand the Subleased Premises under the Original Lease to include "Building No. 2 of the Project ("1060 E. ARQUES SPACE") (which 1060 E. Arques Space consists of 50,819 square feet and is more particularly shown on EXHIBIT "B" attached hereto)." Such expansion space is hereinafter called the "1060 E. ARQUES SPACE."

    C. By means of the Third Amendment, the 1060 E. Arques Space became a part of the Subleased Premises under the Original Lease.

    D. Pursuant to the terms of sale documentation, dated June 27, 1996, ("ASSIGNMENT") O'DONNELL ET AL. assigned all its right, title and interest in and under the Master Lease to TriNet Sunnyvale Partners, L.P., a California limited partnership ("MASTER LESSOR") which is the successor-in-interest to O'DONNELL ET AL.

    E. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the entire 1060 E. Arques Space, including rights to use common areas, which 1060 E. Arques Space is more particularly shown on EXHIBIT B which is attached hereto and made a part hereof by this reference ("SUBLEASED PREMISES").

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         SECTION 1.   SUBLEASE.

         Sublandlord subleases to Subtenant the Subleased Premises on the terms and conditions contained in this Sublease.

         SECTION 2.   REPRESENTATIONS AND WARRANTIES BY SUBLANDLORD.

         (a) MASTER LEASE/ASSIGNMENT/OTHER AGREEMENTS. Sublandlord represents and warrants to Subtenant that to the best of its knowledge: (i) the Master Lease has not been amended or modified except as expressly set forth in this Sublease; (ii) Master Lessor is the landlord under the Master Lease as successor-in-interest to O'DONNELL ET AL. pursuant to the

Assignment and the Assignment has not been amended or modified; and (iii) that Sublandlord is not now, nor will be as of the commencement of the "Term" (defined below), in default or breach of any provision of the Master Lease. To Sublandlord's knowledge, there is no other agreement that would affect Subtenant's use of the Subleased Premises.

         (b) MECHANICAL SYSTEMS; CODES; LAWS. Sublandlord represents and warrants that as of the "Commencement Date" (defined below) and to the best of its knowledge (i) the roof and building systems (for example, HVAC, mechanical, electrical, plumbing, water and gas) are in good working order and repair; (ii) Sublandlord will leave all telecommunications and computer network cabling in the Subleased Premises with pre-existing "drops" throughout the Subleased Premises for Subtenant's use (but Subtenant is responsible for all interconnection work); and (iii) to the best of Sublandlord's knowledge, the Subleased Premises are not in violation of any ordinance, rule, code or regulation of any governmental agency including, without limitation, the Americans with Disabilities Act, and Sublandlord has not received any notice of a possible violation. Subtenant acknowledges that Sublandlord has not made any representations, other than those specified in this Section, regarding the condition of the Subleased Premises (including, but not limited to, the zoning thereof, the appurtenances thereto or the furniture, fixtures and equipment therein) and that Sublandlord expressly disclaims all warranties, including but not limited to Year 2000 compliance, habitability, merchantability and fitness for particular purpose.

         SECTION 3.   CONDITION OF THE SUBLEASED PREMISES/EARLY ACCESS.

         Except for the matters covered by Section 2(b), Subtenant hereby accepts the Subleased Premises in their "as is" condition as of the date Sublandlord makes the Subleased Premises available to Subtenant to commence Subtenant's improvements and waives any and all claims against Sublandlord for latent and patent defects in the Subleased Premises or any part thereof. Subtenant shall not make any alteration, addition or improvement, including
(i) signage at the entrance to the Subleased Premises; and (ii) building eyebrow signage, to the Subleased Premises without Sublandlord's prior written consent in each instance as to each specific improvement, and, when and as required under the Master Lease, the Master Lessor's consent in each instance and as to each specific improvement. Sublandlord shall use commercially reasonable efforts and cooperate with Subtenant to acquire such rights from Master Lessor including, without limitation, the right to allow Subtenant to install signage at the entrance to the Subleased Premises as well as building eyebrow signage and name placement on the monument which faces E. Arques Avenue. Sublandlord shall provide Subtenant with early access to the Subleased Premises two (2) weeks prior to the projected Commencement Date ("EARLY ACCESS PERIOD") to allow Subtenant to install Subtenant's improvements including cabling. Access, including the scope of Subtenant's activity, during the Early Access Period shall be coordinated with Sublandlord so as not to interfere with Sublandlord's business or moving efforts. Further, any such access shall be subject to all of the provisions of this Sublease, except that Subtenant shall not be required to pay Rent during the Early Access Period.

         SECTION 4.   PARKING/CAFETERIA.

         Sublandlord and Subtenant shall have joint access to certain common areas on the Subleased Premises including, but not limited to, parking facilities with a parking ratio of 4

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parking spaces per 1000 rented square feet available to Subtenant as stated
under the Master Lease, and the cafeteria at 1080 East Arques Avenue, provided, however, that access and use of the cafeteria shall be subject to the terms of this Sublease and the additional terms described on EXHIBIT C hereto.

         SECTION 5.   FURNITURE, PARTITIONS, OFFICE EQUIPMENT, ETC.

         Prior to the Commencement Date, Sublandlord and Subtenant shall agree upon which, if any, furniture, partitions, office equipment, etc. Subtenant shall purchase from Sublandlord. Sublandlord agrees to sell the agreed upon items at net book value, and Subtenant agrees to buy the identified items at this price. To the extent, if any, the book value of the identified items exceeds fair market value, as determined by a mutually agreeable third party, Sublandlord will reduce Subtenant's Rent by amortizing the difference between book value and fair market price over the term of the Sublease. However, in no event shall Rent be less than $2.30 PSF. All items shall be sold "as is" unless otherwise expressly stated in writing by Sublandlord. On or before the Commencement Date, Sublandlord shall deliver to Subtenant a bill of sale (in form reasonably acceptable to Subtenant) covering the items purchased by Subtenant and Subtenant shall simultaneously deliver to Sublandlord a bank check (or other form of payment acceptable to Sublandlord) in the full amount of the aggregate price for the purchased items, or other acceptable payment terms.

         SECTION 6.   UTILITIES, JANITORIAL SERVICES, ETC.

         Subtenant shall be solely responsible for any and all costs, fees, charges, and assessments associated with the provision of any security, janitorial, maintenance, and utility services to the Subleased Premises, including but not limited to alarm systems, security, janitors, maintenance and facilities personnel, electricity, telephone, gas, cable television, water, refuse disposal, sewerage, telecommunications services, and the like of any type or description whatsoever. Subtenant shall be responsible for arranging and contracting for any of the foregoing and for paying all amounts incurred with respect to the foregoing, and shall maintain all billing solely in Subtenant's name. In the event that Sublandlord incurs any expense related to the foregoing, Subtenant shall promptly reimburse Sublandlord for such expense.

         SECTION 7.   TERM.

         Assuming that the Master Lessor's written consent to this Sublease has been obtained as required by the Master Lease, the term of this Sublease ("TERM") will commence on the "COMMENCEMENT DATE" which means (i) the date Subtenant takes actual possession of the Subleased Premises if prior to the "Scheduled Commencement Date," (ii) November 12, 1999 ("SCHEDULED COMMENCEMENT DATE") if on such date the term has not already begun and Sublandlord tenders possession of the Subleased Premises to Subtenant with all tenant improvements, if any, to be constructed by Sublandlord substantially completed or (iii) such date subsequent to the Scheduled Commencement Date on which Sublandlord tenders possession of the Subleased Premises to Subtenant with the tenant improvements, if any, substantially completed if on such date the Term has not already begun and if on such date Sublandlord may tender possession to Subtenant in accordance with the provisions of this Sublease. The Term

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

shall end on July 31, 2003 unless terminated earlier in accordance with the provisions of this Sublease ("TERMINATION DATE"). If for any reason Sublandlord does not tender possession to Subtenant on the Scheduled Commencement Date as provided above, Sublandlord will not be subject to any liability for such failure, the Termination Date will not be extended by the delay, and the validity of this Sublease will not be impaired. Rent will be abated until tender of possession. However, if Sublandlord has not tendered possession to Subtenant within sixty (60) days after the Scheduled Commencement Date, at any time after that date and before tender of possession, Subtenant may give written notice to Sublandlord of Subtenant's intention to cancel this Sublease. The notice will set forth an effective date for the cancellation, which will be at least ten (10) days after delivery of written notice to Sublandlord. If Sublandlord tenders possession to Subtenant on or before this effective date, this Sublease will remain in full force. If Sublandlord fails to tender possession to Subtenant on or before such effective date, this Sublease will be canceled. Upon cancellation, all consideration previously paid by Subtenant to Sublandlord on account of this Sublease will be returned to Subtenant, this Sublease will be of no further force and effect, and Sublandlord will have no further liability to Subtenant because of such delay or cancellation. If Sublandlord permits Subtenant to take possession prior to the Scheduled Commencement Date, the early possession will not advance the Termination Date and will be subject to the provisions of this Sublease, including, without limitation, the payment of rent, provided, however, that rent shall not be due with respect to the Early Access Period described in Section 3.

         SECTION 8.   RENT.

         (a) BASE RENT. Subtenant will pay to Sublandlord as monthly base rent ("BASE RENT"), without deduction, setoff, notice, or demand, (i) $2.40/rentable square foot ("RSF") for each of the first twelve (12) months of the Term, (ii) $2.47/RSF for each of months thirteen (13) through twenty-four (24), (iii) $2.54/RSF for each of months twenty-five (25) through thirty-six (36), and (iv) $2.61/RSF for each of months thirty-seven (37) until the end of the Term. Base Rent shall be paid in advance of the first day of each month of the Term. Subtenant will pay to Sublandlord on execution of this Sublease an amount equal to the number of RSF multiplied by $2.40 as Base Rent for the first month. If the Term begins or ends on a day other than the first or last day of a month, the Base Rent for the partial months will be prorated on a per diem basis. For all purposes of this Lease, the Subleased Premises is conclusively deemed to encompass and consist of 50,819 RSF.

         (b) ADDITIONAL RENT. Subtenant shall pay to Sublandlord as additional rent the same amount per RSF of the Subleased Premises that Sublandlord is required to pay to Master Lessor in accordance with Articles 8, 10 and 11 of the Master Lease excluding, however, late charges, interest, penalties and the like that Sublandlord is required to pay to Master Lessor as the result of Sublandlord's failure to make timely payments or failure to otherwise perform under the Master Lease. Subtenant shall pay each such amount on or before the later to occur of (i) the date five (5) business days after delivery to Subtenant of Sublandlord's written notice describing the amount to be paid in reasonable detail and setting forth the last date on which Sublandlord's payment thereof to Master Lessor can be made on a timely basis, or (ii) the date five (5) business days before the last date on which Sublandlord's payment thereof to Master Lessor would be timely. After delivery to Sublandlord of at least thirty (30) days prior written notice, Subtenant

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

shall have the right to examine and/or audit the books and records evidencing such costs and expenses paid to Sublandlord as additional rent during the 365 day period immediately preceding delivery of such written notice. Such right may only be exercised once in any given 365 day period. If the aggregate amount so paid exceeds by more than ten percent (10%) the amount that should have been paid, then (i) Sublandlord shall promptly pay to Subtenant the cost of such examination or audit, and (ii) Sublandlord shall promptly pay to Subtenant the amount of such overpayment together with interest at the lower of ten percent (10%) per annum or the highest legally permissible rate.

         SECTION 9.   SECURITY DEPOSIT.

         Upon execution of this Sublease as and for security for the full and faithful performance of all the Subtenant's obligations under this Sublease, Subtenant shall pay to Sublandlord, the first month's Base Rent and shall deliver or cause to be delivered to Sublandlord an Assignment of Time Deposit Agreement in the form attached hereto as EXHIBIT D having a "Present Balance" of $732,862.40 ($245,000 + [4 x 2.40][50,8193]) ("TIME DEPOSIT ASSIGNMENT")
which is incorporated herein by this reference. The Time Deposit Assignment shall assign to Sublandlord Time Deposit No. 850750000070384 of Subtenant held by Comerica Bank-California ("TIME DEPOSIT"). The Time Deposit shall (a) name Sublandlord as beneficiary, (b) be in the amount stated immediately above, and (c) remain in effect throughout the term of the Sublease and (d) not be modified, amended, or altered in any manner, except as provided herein. In the event that Subtenant fails to pay any rent when due or otherwise defaults with respect to any other of its obligations under this Sublease, Sublandlord may draw down on the Time Deposit funds sufficient to remedy such default including any losses, costs, damages and expenses, including without limitation attorneys' fees and costs, sustained by reason of Subtenant's default. Funds shall be paid against the Time Deposit to Sublandlord solely upon presentation by Sublandlord to Comerica Bank-California at an office of Comerica Bank-California located in Santa Clara County of (i) Sublandlord's draft of the Time Deposit and (ii) a written instrument executed by Sublandlord stating that Subtenant has breached the Sublease. Subtenant shall, within ten (10) days after written notice from Sublandlord of the amount so drawn down, restore so much of the Time Deposit as has been drawn down by Sublandlord so as to bring such Time Deposit up to the original amount. The amount of the Time Deposit shall reduce in accordance with the following schedule: One year from the Commencement Date, the parties agree the Time Deposit shall be reduced by $150,000, all other terms remaining the same, if Sublandlord has not previously exercised its right to draw down on the Time Deposit. The Time Deposit shall be reduced by the same amount on the second and third anniversaries of the Commencement Date if Sublandlord has not previously exercised its right to draw down as of such dates. On the first business day business day following the reduction dates set forth in the immediately preceding sentence, Sublandlord shall take the necessary action to achieve the specified reduction. Promptly upon termination of the Sublease and inspection of the Subleased Premises, Sublandlord shall pay, or cause to be paid, or relinquish or transfer to Subtenant the amount represented by the Time Deposit, (including accrued interest), less any amounts required to remedy Subtenant's defaults under this Sublease, or, alternatively, if no amounts are required to remedy any Tenant defaults upon termination of the Lease, Landlord shall transfer the Time Deposit to Subtenant by properly executing and dating the "Release By Assignee" provision in

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the Time Deposit Assignment and delivering the original copy thereof, so executed and dated, to Subtenant.

         SECTION 10.  USE OF SUBLEASED PREMISES.

         The Subleased Premises will be used and occupied only for the uses permitted by the Master Lease.

         SECTION 11.  ASSIGNMENT AND SUBLETTING.

         Subtenant will not assign this Sublease or further sublet, transfer or allow any third party to use or occupy all or any part of the Subleased Premises without the prior written consent of Sublandlord and Master Landlord which consent shall not be unreasonably withheld or delayed. Upon receipt of request from Subtenant to assign, sublease or otherwise divest itself of any or all of its interest in and to this Sublease or any portion of the Subleased Premises, Sublandlord shall have the option to exclude from the Subleased Premises ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. Upon receipt of notice from Sublandlord that it intends to recapture, Subtenant shall have five (5) days to withdraw its notice, thereby retaining possession of such space for its own use and enjoyment. If Sublandlord elects to recapture and Subtenant does not withdraw its notice of proposed assignment, sublease, etc., Subtenant shall surrender possession of the space proposed to be subleased or subject to the assignment to the Sublandlord on the effective date of recapture of such space, such date being the anticipated commencement date of the sublease or assignment for such space. Effective as of the date of recapture of any portion of the Subleased Premises pursuant to this section, the Rent and all other assessments based upon Subtenant's occupancy of the Subleased Premises shall be adjusted accordingly. Sublandlord shall not have the right to recapture within six (6) months of the Commencement Date. Further, Sublandlord shall have no right of recapture as to proposed assigns, subleases, etc. to any affiliate (as defined by the California Corporations Code) of Subtenant.

In the event Sublandlord opts not to recapture and Subtenant secures all necessary consent to sublease, assign or any otherwise divest or share any portion of the Subleased Premises, Subtenant shall pay Sublandlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and or other consideration (direct or indirect) due from the subtenant or assignee, and attributable to the sublease or assignment, for such month exceeds: (i) that portion of the Rent, Additional Rent and other costs and charges associated with the Sublease for said month which is allocable to the space sublet or assigned.

         SECTION 12.  SUBLANDLORD IMPROVEMENTS.

         Prior to the Commencement Date, Sublandlord, at Sublandlord's sole cost and expense, shall improve the Subleased Premises as follows:

         A. Touch up paint on interior walls, if necessary.


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

         B. Steam clean carpets.

         C. Professionally clean Subleased Premises.

         SECTION 13.  SUBTENANT IMPROVEMENTS.

         Any improvements to the Subleased Premises shall be subject to Sublandlord's and, when and as required by the Master Lease, Master Lessor's prior review and approval. All costs associated with Subtenant's improvements shall be borne by Subtenant. Subtenant shall be responsible to Sublandlord and Master Lessor for any damage and/or loss to or within the Building, including the Subleased Premises, and for any personal injury, death or other property damage resulting from or incurred in connection with Subtenant's improvements and shall indemnify, defend and hold harmless Sublandlord and Master Lessor from and against all losses, costs, damages and expenses incurred. Upon expiration or termination of this Sublease, Subtenant's improvements which were intended to become permanent shall remain installed at the Subleased Premises and shall become the property of Sublandlord or Master Lessor, as applicable. Subtenant may remove its other improvements; provided that it restores the Subleased Premises to their prior condition upon such removal. Subtenant may not be required to remove any improvements upon the expiration or termination of this Sublease.

         SECTION 14.  TENANTS OBLIGATIONS REGARDING SUBLEASED PREMISES.

         (a) CODES, ORDINANCES, ETC. Subtenant shall not commence operation of its business on the Subleased Premises unless and until Subtenant has complied with all applicable building codes, health and safety codes, regulations and ordinances applicable to Subtenant's use and occupancy of the Subleased Premises or Subtenant's business. Subtenant shall not use or suffer or permit any person to use the Subleased Premises or any part thereof in violation of any law or regulation of any governmental authority having jurisdiction over the Subleased Premises, and Subtenant shall at all times occupy and use the Subleased Premises solely for their intended purposes. Subtenant shall indemnify, defend and hold harmless Sublandlord, Master Lessor, their corporate affiliates and their officers, directors, shareholders, agents, representatives, contractors and employees from and against the consequences of any violation of such laws, regulations, codes, ordinances or of any provision of this section.

         (b) CONDITION/USE OF SUBLEASED PREMISES. Subtenant shall keep and maintain the Subleased Premises in a clean and sanitary condition and in such condition as may be required by any insurance underwriters or carriers maintaining coverage on the Subleased Premises. Subtenant shall not use or permit the Subleased Premises to be used in any manner which would impair the structural integrity, safety or strength of any buildings or improvements on the Subleased Premises. Subtenant shall not conduct or operate its business in any manner whatsoever which would violate any such conditions nor conduct or operate its business so as to constitute a waste on the Subleased Premises or a nuisance to or interference with the Subleased Premises.

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

         (c) HAZARDOUS ACTIVITIES. Subtenant shall not do or permit to be done any hazardous activities and shall comply with all rules, orders, regulations and requirements of industrial risk insurers or any other organization performing a similar function. Subtenant shall in no event store or use explosives, toxic waste or radioactive materials at the Subleased Premises. Subtenant, shall not dispose of any solvents by pouring them on the ground or dispose of solvents (treated or untreated) or other hazardous materials in violation of the rules or regulations promulgated by any governmental agency or utility having jurisdiction over the sewer system servicing the Subleased Premises.

         (d) TAXES ON SUBTENANT'S PERSONAL PROPERTY. Subtenant shall pay, at least ten (10) days before delinquency, all taxes, assessments, license fees and other charges that are levied or assessed against Subtenant's personal property installed or located in or on the Subleased Premises and that become due during the term of this Sublease. On demand by Sublandlord, Subtenant shall furnish Sublandlord with satisfactory evidence of these payments.

         (e) LIENS. Subtenant shall keep the Subleased Premises free from any liens arising out of the work performed, materials furnished or obligations incurred by or for the benefit of Subtenant, including but not limited to its improvements on the Subleased Premises. Notwithstanding the foregoing, should any such lien arise, Subtenant shall file, within ten (10) days, an appropriate bond to remove such lien or post other security acceptable to Sublandlord.

         SECTION 15.  INSURANCE AND INDEMNITY.

         (a) At it sole cost and expense, Subtenant shall at all times that this Sublease is in effect carry and maintain the following insurance, with a financially sound and reputable insurance carrier(s) acceptable to Sublandlord, and to Master Lessor if required under the Master Lease, in the amounts specified and in the form hereinafter provided for:

               (i) Comprehensive general liability insurance insuring Sublandlord and Subtenant, and Master Lessor as required under the Master Lease, with respect to occurrences arising on or about the Subleased Premises, and covering personal injury, death and property damage with a single combined limit of not less than five million dollars ($5,000,000), against any and all liability of Subtenant and its authorized representatives with respect to the Subleased Premises or arising out of the maintenance, use or occupancy thereof, by Subtenant or any of its employees, agents, guests or invitees or the performance or non-performance by Subtenant of the terms and conditions of this Sublease;

                (ii) All risk insurance, and sprinkler leakage on the Subleased Premises and improvements in, on or about the Subleased Premises to the extent of at least 100% of their full replacement value. In addition Subtenant shall maintain (i) Boiler and Machinery insurance to the extent of at least 100% of the full replacement value, and (ii) rent loss insurance in favor of Master Lessor and Sublandlord insuring them against any loss of rental from damage or destruction of the Subleased Premises for a period of at least six months from the date of such damage or destruction; and

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

                (iii) Sublandlord, and Master Lessor as required under the Master Lease, shall be named as an additional insureds in all such insurance policies and coverages.

         (b) Subtenant shall cause its insurers to waive all rights of recovery by way of subrogation against Sublandlord and Master Lessor in connection with any damages covered by any such insurance policies and coverages as set forth in this section. On or before the Sublease Commencement Date, Subtenant shall furnish to Sublandlord and Master Lessor and maintain continuously throughout the term of this Sublease certificates of insurance as evidence of Subtenant's compliance with its insurance obligations contained in this section.

         (c) Each policy of insurance required to be provided by Subtenant under this section and each certificate therefor shall (i) provide for at least thirty (30) days' written notice to Sublandlord and Master Lessor prior to cancellation, expiration, reduction of coverage or other modification; and
(ii) provide that no act or omission of Subtenant shall result in forfeiture or limit or otherwise affect the obligation of the insurance company to pay to or on behalf of Sublandlord the amount of any loss sustained. Subtenant shall not do or permit to be done anything which shall invalidate any of the insurance policies referred to in this Sublease. If Subtenant shall fail to procure and maintain any insurance required to be maintained by it by virtue of any provision of this section, Sublandlord may, but shall not be required to, procure and maintain such insurance at the expense of Subtenant, and the cost thereof shall constitute additional rent. All insurance carried by Subtenant shall be primary to and not contributory with any similar insurance carried by Sublandlord, whose insurance shall be considered excess insurance only.

         (d) Neither Sublandlord, any of its corporate affiliates, Master Lessor nor any of their respective officers, directors, shareholders, agents, representatives, contractors and employees shall be liable for any damage or liability of any kind or for any injury to or death of any persons or damage to any property of Subtenant or any other person during the term of this Sublease from any cause whatsoever by reason of the acts and/or omissions of Subtenant, its employees, agents, representatives, contractors, guests or invitees. Subtenant shall indemnify, defend and hold harmless Sublandlord, its corporate affiliates, Master Lessor and their respective officers, directors, shareholders, agents, representatives, contractors and employees from and against all liability whatsoever on account of any asserted damage or injury and from all liens, claims and demands arising out of any such use of the Subleased Premises, any improvements, repairs or alterations which Subtenant may make or cause to be made upon the Subleased Premises or the performance or non-performance by Subtenant of any of the terms and conditions of this Sublease.

         (e) Subtenant acknowledges that its business on the Subleased Premises will be conducted for Subtenant's sole economic benefit. All risks of Subtenant's operation at the Subleased Premises shall be borne exclusively by the Subtenant. Subtenant hereby assumes and shall be liable for, and shall indemnify, defend and hold harmless Sublandlord, Sublandlord's corporate affiliates, Master Lessor and their respective officers, directors, shareholders, agents, representatives, contractors and employees (the "Indemnitees") in connection with any and all losses, costs, damages, expenses and liabilities, including attorneys' fees and costs, liens, fines and penalties of any kind or nature, civil or criminal, and special, indirect and consequential damages (collectively, "Losses"), associated with Subtenant's business operation at the Subleased Premises and any permits and licenses which may be required therefor. Subtenant hereby releases the Indemnitees from any and all Losses arising out of or associated with Subtenant's use of the Subleased Premises and any permits and licenses which may be required therefor.

         (f)    Notwithstanding anything to the contrary contained in this
Section 15 or anywhere else in this Sublease, Sublandlord and Subtenant each hereby releases the other and its respective directors, officers, partners, agents, shareholders, and employees from any and all claims or demands for damages, loss, expense or injury to the Subleased Premises, and to the furnishings, fixtures, equipment, inventory or other property of either Sublandlord or Subtenant in, about or upon the Subleased Premises caused by or resulting from perils, events or happenings which are the subject of, but solely to the extent coverage is actually and concurrently provided, as obligations arise, by insurance carried by the respective parties.

         SECTION 16.  ENVIRONMENTAL OBLIGATIONS.

         (a) SUBTENANT'S INDEMNITY. Subtenant shall indemnify, defend and hold harmless Sublandlord, Sublandlord's corporate affiliates, Master Lessor and their respective officers, directors, shareholders, agents, representatives, contractors and employees from and against any and all losses, costs, damages and expenses, including attorneys' fees and costs, arising from or in connection with or in any manner related to hazardous materials (i) brought onto the Subleased Premises by Subtenant its employees, agents, representatives, contractors, guests or invitees, or (ii) negligently handled by Subtenant or any of its employees, agents, representatives, contractors, guests or invitees.

         (b) SUBLANDLORD'S INDEMNITY. Sublandlord shall indemnify, defend and hold harmless Subtenant, Subtenant's corporate affiliates, and its respective officers, directors, shareholders, agents, representatives, contractors and employees from and against any and all losses, costs, damages and expenses, including attorneys' fees and costs, arising from or in connection with or in any manner related to hazardous materials (i) brought onto the Subleased Premises by Sublandlord its employees, agents, representatives, contractors, guests or invitees, or (ii) negligently handled by Sublandlord or any of its employees, agents, representatives, contractors, guests or invitees.

         SECTION 17.  EMINENT DOMAIN.

         (a) In the event that all or substantially all of the Subleased Premises are taken or made inaccessible under the power of eminent domain, this Sublease shall terminate as of the date possession is so taken. If this Sublease is terminated, all rents shall be paid up to the date of possession of the Subleased Premises by public authority, and Sublandlord shall make an equitable refund of any rent paid by Subtenant in advance and not yet earned.

         (b) In the event that any taking under the power of eminent domain does not result in the termination of this Sublease as set forth above, this Sublease shall remain in full

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

force and effect, except that the rent shall be reduced in the same proportion as the square footage of the Subleased Premises taken bears to the square footage of the Subleased Premises immediately prior to such taking.

         (c) All consideration or damages awarded for any taking under the power of eminent domain and all consideration received by Sublandlord pursuant to a voluntary sale by Sublandlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat or condemnation or while condemnation proceedings are pending, whether for the whole or a part of the Subleased Premises, shall belong to and be the property of Sublandlord (or Master Lessor as determined under the Master Lease) regardless of how denominated. However, Subtenant shall be entitled to retain any compensation for loss or damage to Subtenant's trade fixtures and removable property.

         SECTION 18.  OTHER PROVISIONS OF SUBLEASE.

         MASTER LEASE PROVISIONS. This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease. Except as provided to the contrary herein, Subtenant shall perform the obligations of Sublandlord as tenant under the Master Lease which accrue on or after the commencement of the Term to the extent such obligations are applicable to the Subleased Premises. Subtenant shall not commit or permit to be committed on the Subleased Premises any act or omission which would violate any of the terms or conditions of the Master Lease.

         Except as is contrary to the express terms of this Sublease, all the terms and conditions contained in the Master Lease are hereby incorporated as terms and conditions of this Sublease (with each reference in the Master Lease to "Landlord" and "Tenant" to be deemed to refer to Sublandlord and Subtenant, respectively, hereunder, all references to the term "Lease" to be deemed to refer to this Sublease and all references to "Premises" to be deemed to refer to "Subleased Premises"), and along with all of the provisions set forth herein, shall be the complete terms and conditions of this Sublease.

         Notwithstanding the foregoing, Sublandlord shall not be responsible for the performance or the furnishing of any repair, replacement or other obligations or services regarding the Subleased Premises which are required to be performed or provided by Master Lessor under the Master Lease and Subtenant agrees to look solely to Master Lessor for the performance of such obligations. Sublandlord shall have no liability to Subtenant for any failure by Master Lessor to perform its obligations under the Master Lease, nor shall such failure by Master Lessor excuse performance by Subtenant of its obligations under this Sublease; provided, however, Sublandlord shall use commercially reasonable efforts to cause Master Lessor under the Master Lease to perform all of the obligations of Master Lessor thereunder to the extent said obligations apply to the Subleased Premises.

         Sublandlord shall not voluntarily terminate or amend the Master Lease to Subtenant's detriment without Subtenant's prior written consent which shall not be unreasonably withheld. If the Master Lease terminates as a result of a default or breach by Sublandlord or

Subtenant under this Sublease, the defaulting party will be liable to the nondefaulting party for the damage suffered as a result of the termination.

         In the event of a conflict between any term actually written into this Sublease and any term hereof resulting from incorporation of Master Lease terms pursuant to this Section 18., the term actually written into this Sublease shall take precedence and govern.

         SECTION 19.  DEFAULT.

         (a) Any of the following events shall Constitute a default of this Sublease by Subtenant:

                (i) Failure of Subtenant to pay any rent or any other charge, or any part thereof, required to be paid under this Sublease when such failure continues for three (3) days after delivery of written notice thereof from Sublandlord to Subtenant;

                (ii) Failure of Subtenant to observe or perform any other provision, covenant, obligation or condition of this Sublease to be observed or performed by Subtenant when such failure continues for ten (10) days after delivery of written notice thereof from Sublandlord to Subtenant or if cure cannot reasonably be accomplished within ten
      (10) business days if Subtenant has not promptly commenced cure after delivery of such written notice and prosecuted same to completion;

                (iii) Abandonment or vacating of the Subleased Premises by Subtenant; or

                (iv) A general assignment by Subtenant for the benefit of creditors or the filing by or against Subtenant of any proceeding under an insolvency or bankruptcy law, unless, in the case of a proceeding filed against Subtenant, such proceeding is dismissed within thirty (30) days, the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Subtenant, unless possession is restored to Subtenant within thirty (30) days, or any attachment, execution or other judicially authorized seizure of all or substantially all of Subtenant's assets located upon the Subleased Premises or of Subtenant's interest in this Sublease, unless such seizure is discharged within thirty (30) days.

         (b) In the event of any such default by Subtenant, in addition to any other remedies available to Sublandlord at law or in equity, Sublandlord may treat the occurrence of any one or more of said events as a breach of this Sublease. In such event, in addition to any or all other rights or remedies Sublandlord may have under this Sublease and as provided by law, Sublandlord shall have the right to declare the term of this Sublease ended and to re-enter the Subleased Premises and take possession thereof and remove all persons therefrom, and Subtenant shall have no further claim thereon or thereunder.

         (c) Should Sublandlord elect to terminate this Sublease under this section, Sublandlord may recover from Subtenant as damages:

                (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, that Subtenant proves could have been reasonably avoided; plus

                (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss, if any, that Subtenant proves could be reasonably avoided; plus

                (iv) Any other amount necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of events would be likely to result therefrom, including but not limited to any attorneys' fees and costs incurred by Sublandlord as a result of or in connection with (1) such failure or with the enforcement of any term or condition contained in this Sublease, (2) any costs and expenses incurred by Sublandlord in maintaining or preserving the Subleased Premises after such default or preparing the Subleased Premises for reletting to a new tenant and (3) any repairs or alterations to the Subleased Premises for such reletting, leasing commissions or any other costs and expenses necessary or appropriate to relet the Subleased Premises; plus

                (v) At Sublandlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     As used in clauses (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permissible. As used in clause (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank at the time of award plus 1%.

         (d) Notwithstanding anything to the contrary contained in this Sublease, in the event of default, Sublandlord may, but shall not be obligated to, require that all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Subtenant or installed by Subtenant on the Subleased Premises remain on the Subleased Premises, and, in that event and continuing during the length of such default, Sublandlord shall have the rights, subject to the rights of prior lienholders, to take possession of and hold such property as security, to store such property at Subtenant's expense and, upon giving thirty (30) days' notice to Subtenant, to cause such property to be sold at private or public sale and apply the net proceeds of sale, after all costs and expenses of getting the property ready for sale and selling the property, including attorneys' fees and costs, against Subtenant's obligations to Sublandlord; provided that Sublandlord may, at its option, require Subtenant to forthwith remove such property.

         (e) The remedies given to Sublandlord in this section are cumulative and shall be in addition and supplemental to all other rights or remedies which Sublandlord may have under the laws then in force.

         (f) Subtenant hereby acknowledges that late payment by Subtenant of any rent or any other charge, or any part thereof, required to be paid under this Sublease will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to determine. Such costs include but are not limited to processing and accounting charges and late charges which may be imposed upon Sublandlord by any lender. Accordingly, if any such amount shall not be received by Sublandlord when due, then, without any requirement for notice to Subtenant, Subtenant shall pay a late charge equal to six percent (6%) of each such overdue amount. The parties hereby agree that this charge represents a fair and reasonable estimate of the costs Sublandlord will incur by reason of such late payment. Acceptance of such late charge by Sublandlord shall in no event constitute a waiver of Subtenant's default with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder as Base Rent or Additional Rent, whether or not collected, for three (3) consecutive installments, then notwithstanding any provision of this Sublease to the contrary, such amounts shall at Sublandlord's option become due and payable quarterly in advance.

         SECTION 20.  WAIVER

         The waiver by Sublandlord or Subtenant of any breach of any term, covenant or condition contained in this Sublease shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant or condition contained in this Sublease. Sublandlord's consent to or approval of any of Subtenant's conduct shall not be deemed to relieve Subtenant from obtaining Sublandlord's waiver, consent or approval of any similar act or subsequent breach by Subtenant. Sublandlord's acceptance of rent shall not be deemed to be a waiver of any prior breach by Subtenant of any term, covenant or condition, except as to payment of the rent so accepted by Sublandlord, regardless of Sublandlord's knowledge of such preceding breach at the time of acceptance of such rent.

         SECTION 21.  QUIET ENJOYMENT.

         Subject to Subtenant's compliance with the covenants and agreements, terms, provisions and conditions of this Sublease, Sublandlord covenants that Subtenant shall quietly enjoy the Subleased Premises without interference by Sublandlord or any person claiming by, through or under Sublandlord.

         SECTION 22.  BROKERS.

         Sublandlord and Subtenant each warrants that it has not dealt with any real estate broker in connection with this transaction other than BT Commercial Real Estate representing Subtenant and Tory Corporate Real Estate Advisors, Inc. (dba The Staubach Company) representing Sublandlord.
Sublandlord shall pay a real estate brokerage fee to The Staubach Company which shall divide such fee with BT Commercial. No other payment shall be otherwise payable to either Broker by Sublandlord or Subtenant. Sublandlord and Subtenant, as the case may be, shall indemnify, defend, and hold the other harmless against any damages incurred as a result of a breach of the warranty contained in this Section 22. by such breaching party.

         SECTION 23.  NOTICES.

         All notices and demands that may be required or permitted by either party to the other will be in writing. All notices and demands to the Sublandlord and to the Subtenant will be effective when actually delivered to the party to whom notice is to be given. Addresses for delivery of notices to the parties are as follows:

                      If to Sublandlord:        Mitsubishi Electronics America,
                                                Inc.
                                                1050 East Arques Avenue
                                                Sunnyvale, CA 94086
                                                Attention: Senior Vice
                                                President-Administration

                                                with a copy to: Legal Department

                      If to Subtenant:          Silicon Image, Inc.
                                                1060 East Arques Avenue
                                                Sunnyvale, CA 94086
                                                Attention: Dan Atler/Chief
                                                Financial Officer

         SECTION 24.  SUCCESSORS AND ASSIGNS.

         This Sublease will be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

         SECTION 25.  ATTORNMENT.

         If the Master Lease terminates, Subtenant will, if requested, attorn to Master Landlord and recognize Master Landlord as Sublandlord under this Sublease.

         SECTION 26.  ENTRY.

         Sublandlord reserves the right to enter the Subleased Premises on reasonable notice to Subtenant to inspect the Subleased Premises or the performance by Subtenant of the terms and conditions of this Sublease and, during the last three (3) months of the Term, to show the Subleased Premises to prospective subtenants. In an emergency, no notice will be required for entry but Sublandlord will make commercially reasonable efforts to enter only during business hours and if entry, in Sublandlord's reasonable judgment, should be made during non-business hours, Sublandlord shall notify Subtenant of such entry promptly after it has been made. Sublandlord's rights of entry pursuant to this section may be exercised without Sublandlord being deemed guilty of an eviction of Subtenant and without abatement of rent. Sublandlord shall not unreasonably interfere with the business of Subtenant when exercising the right of entry under this Sublease and shall be responsible only for damage caused by any unreasonable entry or negligent conduct during the entry. Except as otherwise provided in this Sublease, Subtenant hereby waives any claim for damages for any injury or inconvenience to or interference with Subtenant's business, any loss or occupancy or quiet enjoyment of the Subleased Premises and any other loss occasioned thereby. Any entry to the Subleased Premises by Sublandlord pursuant to this section, whether by force or otherwise, shall not under any circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Subleased Premises or an eviction of Subtenant from the Subleased Premises or any portion thereof.

         SECTION 27.  MISCELLANEOUS.

         (a) This Sublease sets forth all the agreements between Sublandlord and Subtenant concerning the Subleased Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.

         (b) All payment and indemnification obligations of Subtenant and Sublandlord, shall survive the expiration or termination of this Sublease. If Subtenant fails to pay Sublandlord, or vice versa, any amount payable under this Sublease when due, such amount shall bear interest at the rate of one and one-half percent (1.5%) per month or the highest rate permitted by law, whichever is less, from its due date until paid. In addition, Subtenant shall pay Sublandlord, and vice versa, for all costs of collection, including attorneys' fees and costs.

         (c) Upon the expiration of earlier termination of this Sublease, Subtenant shall quit or surrender the Subleased Premises to Sublandlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and casualty damage not caused by Subtenant, or any of its employees, invitees, guests, agents or contractors.

         (d) If Subtenant remains in possession of the Subleased Premises after the expiration or earlier termination of this Sublease, Subtenant shall be deemed to be occupying the Subleased Premises as a Subtenant from month to month at the sufferance of Sublandlord at 150% of the rental rate in effect at the time of such expiration or termination, subject to all of the terms and conditions of this Sublease. The foregoing is in addition to and does not affect Sublandlord's right to entry or any other rights of Sublandlord under this Sublease.

         (e) The language in all parts of this Sublease shall in all cases be construed simply according to its fair meaning and not strictly for or against either Sublandlord or Subtenant.

         (f) Captions and headings are for convenience only and shall not be used in interpreting the terms and provisions of this Sublease.

         (g) This Sublease cannot be changed orally, but only in a writing duly executed by the parties.

         (h) The enforceability, interpretation and all other aspects of this Sublease shall be governed by and construed according to the laws of the State of California.

         (i) Each party represents that it has full power and authority to enter into and perform this Sublease and that the individual executing this Sublease on its behalf has been duly authorized and empowered to enter into this Sublease on its behalf.

         SECTION 28.  CONSENT BY MASTER LANDLORD.

         THIS SUBLEASE WILL HAVE NO EFFECT UNLESS CONSENTED TO BY MASTER LANDLORD WITHIN 30 DAYS AFTER EXECUTION BY SUBLANDLORD AND SUBTENANT. IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

SUBTENANT:                                SUBLANDLORD:

SILICON IMAGE, INC.,                      MITSUBISHI ELECTRONICS
a Delaware corporation                    AMERICA, INC., a Delaware
                                          corporation



By:  /s/ Dan Atler                        By:   /s/ Richard D. Schulenburg
    ------------------------------             ------------------------------

Name: Dan Atler                           Name: Richard D. Schulenburg
    -------------------------------            ----------------------------

Its:                                      Its: SR VP - Admin. Group
    -------------------------------           ------------------------------


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